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            Report of Independent Registered Public Accounting Firm

To the Board of Trustees of GMO Trust and Shareholders of GMO Alpha Only Fund, GMO Asset Allocation Bond Fund, GMO Benchmark-Free Allocation Fund, GMO Benchmark-Free Fund, GMO Climate Change Fund, GMO Core Plus Bond Fund, GMO Emerging Country Debt Fund, GMO Emerging Domestic Opportunities Fund, GMO Emerging Markets Fund, GMO Foreign Small Companies Fund, GMO Global Asset Allocation Fund, GMO Global Developed Equity Allocation Fund, GMO Global Equity Allocation Fund, GMO Implementation Fund, GMO International Developed Equity Allocation Fund, GMO International Equity Allocation Fund, GMO International Equity Fund, GMO International Large/Mid Cap Equity Fund, GMO Opportunistic Income Fund, GMO Quality Fund, GMO Resources Fund, GMO Risk Premium Fund, GMO SGM Major Markets Fund, GMO Special Opportunities Fund, GMO Strategic Opportunities Allocation Fund, GMO Tax-Managed International Equities Fund, GMO U.S. Equity Allocation Fund, and GMO U.S. Treasury Fund:

In planning and performing our audit of the financial statements of GMO Alpha Only Fund, GMO Asset Allocation Bond Fund, GMO Benchmark-Free Allocation Fund, GMO Benchmark-Free Fund, GMO Climate Change Fund, GMO Core Plus Bond Fund, GMO Emerging Country Debt Fund, GMO Emerging Domestic Opportunities Fund, GMO Emerging Markets Fund, GMO Foreign Small Companies Fund, GMO Global Asset Allocation Fund, GMO Global Developed Equity Allocation Fund, GMO Global Equity Allocation Fund, GMO Implementation Fund, GMO International Developed Equity Allocation Fund, GMO International Equity Allocation Fund, GMO International Equity Fund, GMO International Large/Mid Cap Equity Fund, GMO Opportunistic Income Fund, GMO Quality Fund, GMO Resources Fund, GMO Risk Premium Fund, GMO SGM Major Markets Fund, GMO Special Opportunities Fund, GMO Strategic Opportunities Allocation Fund, GMO Tax-Managed International Equities Fund, GMO U.S. Equity Allocation Fund, and GMO U.S. Treasury Fund (the "Funds") as of February 28, 2018 and for each of the periods indicated in the table below, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

GMO Alpha Only Fund, GMO Asset Allocation Bond     For the year ended
Fund, GMO Benchmark-Free Allocation Fund, GMO      February 28, 2018
Benchmark-Free Fund, GMO Core Plus Bond Fund, GMO
Emerging Country Debt Fund, GMO Emerging Domestic
Opportunities Fund, GMO Emerging Markets Fund,
GMO Foreign Small Companies Fund, GMO Global
Asset Allocation Fund, GMO Global Developed
Equity Allocation Fund, GMO Global Equity
Allocation Fund, GMO Implementation Fund, GMO
International Developed Equity Allocation Fund,
GMO International Equity Allocation Fund, GMO
International Equity Fund, GMO International
Large/Mid Cap Equity Fund, GMO Opportunistic
Income Fund, GMO Quality Fund, GMO Resources
Fund, GMO Risk Premium Fund, GMO SGM Major
Markets Fund, GMO Special Opportunities Fund, GMO
Strategic Opportunities Allocation Fund, GMO
Tax-Managed International Equities Fund, GMO U.S.
Equity Allocation Fund, and GMO U.S. Treasury Fund

GMO Climate Change Fund                            For the period April 5,2017
                                                   (commencement of
                                                   operations) through
                                                   February 28, 2018

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and

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expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of February 28, 2018.

This report is intended solely for the information and use of management and the Board of Trustees of GMO Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2018